Exhibit 99.1

News Release

Federal Home Loan Bank of San Francisco Announces Annual and Quarterly Operating Results

San Francisco, February 22, 2010 - The Federal Home Loan Bank of San Francisco today announced its 2009 operating results. Net income for 2009 was $515 million, compared with net income of $461 million for 2008. Net income for the fourth quarter of 2009 was $174 million, compared with a net loss of $103 million for the fourth quarter of 2008.

The increase in net income for 2009 primarily reflected net gains associated with derivatives, hedged items, and financial instruments carried at fair value and an increase in net interest income, partially offset by an increase in other-than-temporary impairment (OTTI) charges on certain private-label residential mortgage-backed securities (PLRMBS) in the Bank's held-to-maturity securities portfolio.

Net interest income for 2009 was $1.8 billion, up from $1.4 billion for 2008. Most of the increase in net interest income for 2009 was offset by net interest expense on derivative instruments used in economic hedges (reflected in other income), which totaled $452 million in 2009 and $120 million in 2008. Net interest income for 2009 also reflected a rise in the average profit spread on the MBS and mortgage loan portfolios, reflecting the favorable impact of a lower interest rate environment and a steeper yield curve. The lower interest rate environment provided the Bank with the opportunity to call fixed rate callable debt and refinance that debt at a lower cost. These increases in net interest income were partially offset by a lower yield on invested capital because of the lower interest rate environment during 2009 and lower net interest spreads on the non-MBS investment portfolio.

Other income for 2009 was a net loss of $948 million, compared to a net loss of $690 million for 2008. In addition to the increase in net interest expense on derivative instruments used in economic hedges, the decrease in other income for 2009 reflected a credit-related OTTI charge of $608 million on certain PLRMBS, partially offset by a net gain of $104 million associated with derivatives, hedged items, and financial instruments carried at fair value.

The increase in net income for the fourth quarter of 2009 primarily reflected a decrease in the OTTI charge on certain PLRMBS for the fourth quarter of 2009 compared to the fourth quarter of 2008. Under accounting guidance on OTTI adopted as of January 1, 2009, the portion of any OTTI related to credit loss is realized in income, while the non-credit-related portion of any OTTI is recognized in other comprehensive income, a component of capital. Prior to the adoption of this guidance, all OTTI was realized in income. In the fourth quarter of 2009, net income reflected an OTTI charge related to credit loss of $116 million, while in the fourth quarter of 2008, net income reflected an OTTI charge of $590 million, which included a credit-related charge of $20 million and a non-credit-related charge of $570 million.

Net interest income for the fourth quarter of 2009 was $406 million, compared with net interest income of $468 million for the fourth quarter of 2008. Most of the decrease in net interest income for the fourth quarter of 2009 compared to the year-earlier period was offset by a decrease in net interest expense on derivative instruments used in economic hedges (reflected in other income), which totaled $93 million in the fourth quarter of 2009 and $135 million in the fourth quarter of 2008.

Other income for the fourth quarter of 2009 was a net loss of $130 million, compared to a net loss of $575 million for the fourth quarter of 2008. In addition to the decrease in net interest expense on derivative instruments used in economic hedges and the lower OTTI charge for the fourth quarter of 2009, the increase in other income for the fourth quarter of 2009 reflected a net gain of $75 million associated with derivatives, hedged items, and financial instruments carried at fair value.

The credit-related OTTI charges of $608 million for 2009 and $116 million for the fourth quarter of 2009 resulted from projected credit losses on the loan collateral underlying the Bank's PLRMBS. Each quarter, the Bank updates its OTTI analysis to reflect current and anticipated housing market conditions and updated information on the loans supporting the Bank's PLRMBS and revises the assumptions in its collateral loss projection models based on more recent information. The increases in projected collateral loss rates in the Bank's OTTI analyses in 2009 were caused by increases in projected loan defaults and in the projected severity of losses on defaulted loans. Several factors contributed to these increases, including lower forecasted housing prices (a greater current-to-trough decline and slower housing price recovery), greater-than-expected deterioration in the credit quality of the loan collateral, and periodic changes to the Bank's collateral loss projection model based on a variety of information sources and intended to improve the model's forecast accuracy and reasonableness of results.

The non-credit-related component of the OTTI losses on the affected securities was $3.5 billion for 2009 and $181 million for the fourth quarter of 2009. For each security, the amount of the non-credit-related OTTI is accreted prospectively, based on the amount and timing of future estimated cash flows, over the remaining life of the security as an increase in the carrying value of the security, with no effect on earnings unless the security is subsequently sold or there are additional decreases in the cash flows expected to be collected.

The $104 million net gain associated with derivatives, hedged items, and financial instruments carried at fair value for 2009 increased relative to the $1 million net gain for 2008. This increase was primarily driven by changes in interest rates and a decrease in swaption volatilities. Net gains and losses on these financial instruments are primarily a matter of timing and will generally reverse through changes in future valuations and settlements of contractual interest cash flows over the remaining contractual terms to maturity, or by the exercised call or put dates. As of December 31, 2009, the Bank had a cumulative net gain of $181 million associated with derivatives, hedged items, and financial instruments carried at fair value.

The Bank experienced a significant decline in total assets and in total advances during 2009. Total assets decreased $128.3 billion, or 40%, to $192.9 billion from $321.2 billion at December 31, 2008. Total advances declined $102.1 billion, or 43%, to $133.6 billion at December 31, 2009, from $235.7 billion at December 31, 2008. Most of this decline was attributable to the Bank's three largest borrowers, which decreased their advances by $79.7 billion. In total, 234 institutions decreased their advances, while 65 institutions increased their advances during the year. The decline in member advance demand reflected a general decline in member lending activity in response to a contracting economy, tighter underwriting standards, and members' efforts to preserve and build capital. Members also had ample deposits and access to a number of other funding options, including a variety of government lending programs. In addition, some members reduced their Bank borrowings during the year in response to changes the Bank made to their credit and collateral terms because of deterioration in their financial condition or in the value of their pledged collateral.

On February 22, 2010, the Bank's Board of Directors declared a cash dividend for the fourth quarter of 2009 at an annualized dividend rate of 0.27%. The Bank will pay the dividend in cash rather than stock form to comply with Federal Housing Finance Agency rules, which do not permit the Bank to pay dividends in the form of capital stock if the Bank's excess capital stock exceeds 1% of its total assets. As of December 31, 2009, the Bank's excess capital stock totaled $6.5 billion, or 3% of total assets. The Bank expects to pay the dividend (including dividends on mandatorily redeemable capital stock), which will total $9 million, on or about March 26, 2010.

The Bank will continue to monitor the condition of the Bank's PLRMBS portfolio, its overall financial performance and retained earnings, developments in the mortgage and credit markets, and other relevant information as the basis for determining the status of capital stock repurchases.

As of December 31, 2009, the Bank was in compliance with all of its regulatory capital requirements. The Bank's total regulatory capital ratio was 7.60%, exceeding the 4.00% requirement, and its risk-based capital was $14.7 billion, exceeding its $6.2 billion requirement.

Financial Highlights
(Unaudited)
(Dollars in millions)

Selected Balance Sheet Items at Period End	Dec. 31, 2009	Dec. 31, 2008	Percent Change
Total Assets	$192,862	$321,244	(40)%
Advances	133,559	235,664	(43)
Mortgage Loans Held for Portfolio, Net	3,037	3,712	(18)
Investments[1]	47,006	60,671	(23)
Consolidated Obligations:
Bonds	162,053	213,114	(24)
Discount Notes	18,246	91,819	(80)
Mandatorily Redeemable Capital Stock	4,843	3,747	29
Capital Stock - Class B - Putable	8,575	9,616	(11)
Retained Earnings	1,239	176	604
Accumulated Other Comprehensive Loss	(3,584)	(7)	-
Total Capital	6,230	9,785	(36)

	Three Months Ended			Twelve Months Ended
Operating Results	Dec. 31, 2009	Dec. 31, 2008	Percent Change	Dec. 31, 2009	Dec. 31, 2008	Percent Change
Net Interest Income	$406	$468	(13)%	$1,782	$1,431	25%
Provision for Credit Losses
on Mortgage Loans	-	-	-	1	-	-
Other Income/(Loss)	(130)	(575)	(77)	(948)	(690)	37
Other Expense	39	34	15	132	112	18
Assessments	63	(38)	266	186	168	11
Net Income/(Loss)	$174	$(103)	269%	$515	$461	12%

Other Data
Net Interest Margin[2]	0.80%	0.58%	38%	0.73%	0.44%	66%
Operating Expenses as a
Percent of Average Assets	0.06	0.04	50	0.04	0.03	33
Return on Average Assets	0.34	(0.13)	362	0.21	0.14	50
Return on Average Equity	10.30	(3.99)	358	5.83	3.54	65
Annualized Dividend Rate[3]	0.27	-	-	0.28	3.93	(93)
Dividend Payout Ratio[3,4]	3.51	-	-	5.36	114.32	(95)
Regulatory Capital Ratio[5]	7.60	4.21	81	7.60	4.21	81
Average Equity to
Average Assets Ratio	3.29	3.18	3	3.57	3.93	(9)
Duration Gap (in months)[6]	4	3	33	4	3	33

1     Investments consist of Federal funds sold, trading securities, available-for-sale securities, held-to-maturity securities, securities purchased under agreements to resell, and loans to other FHLBanks.
2     Net interest margin is net interest income (annualized) divided by average interest-earning assets.
3     On February 22, 2010, the Bank's Board of Directors declared a cash dividend for the fourth quarter of 2009 at an annualized dividend rate of 0.27%. The Bank will record and pay the fourth quarter dividend during the first quarter of 2010.
4     This ratio is calculated as dividends per share divided by net income per share.
5     This ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes mandatorily redeemable capital stock (which is classified as a liability), but excludes accumulated other comprehensive income.
6     Duration gap is the difference between the estimated durations (market value sensitivity) of assets and liabilities (including the impact of interest rate exchange agreements) and reflects the extent to which estimated maturity and repricing cash flows for assets and liabilities are matched.

Five Quarter Financial Highlights
(Unaudited)
(Dollars in millions)

	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Selected Balance Sheet Items at Period End
Total Assets	$192,862	$211,212	$238,924	$270,287	$321,244
Advances	133,559	154,962	174,732	203,904	235,664
Mortgage Loans Held for Portfolio,
Net	3,037	3,172	3,357	3,586	3,712
Investments[1]	47,006	45,943	58,933	59,601	60,671
Consolidated Obligations:
Bonds	162,053	154,869	176,200	189,382	213,114
Discount Notes	18,246	43,901	49,009	66,239	91,819
Mandatorily Redeemable
Capital Stock	4,843	3,159	3,165	3,145	3,747
Capital Stock - Class B - Putable	8,575	10,244	10,253	10,238	9,616
Retained Earnings	1,239	1,065	1,172	869	176
Accumulated Other
Comprehensive Loss	(3,584)	(3,601)	(2,717)	(1,615)	(7)
Total Capital	6,230	7,708	8,708	9,492	9,785

Quarterly Operating Results
Net Interest Income	$406	$458	$484	$434	$468
Provision for Credit Losses
on Mortgage Loans	-	-	1	-	-
Other Income/(Loss)	(130)	(543)	(39)	(236)	(575)
Other Expense	39	31	31	31	34
Assessments	63	(31)	110	44	(38)
Net Income/(Loss)	$174	$(85)	$303	$123	$(103)

Other Data
Net Interest Margin[2]	0.80%	0.81%	0.77%	0.60%	0.58%
Operating Expenses as a
Percent of Average Assets	0.06	0.05	0.04	0.03	0.04
Return on Average Assets	0.34	(0.15)	0.47	0.17	(0.13)
Return on Average Equity	10.30	(3.84)	12.49	4.95	(3.99)
Annualized Dividend Rate[3,4]	0.27	-	0.84	-	-
Dividend Payout Ratio[3,4,5]	3.51	-	7.08	-	-
Regulatory Capital Ratio[6]	7.60	6.85	6.11	5.27	4.21
Average Equity to
Average Assets Ratio	3.29	3.88	3.77	3.34	3.18
Duration Gap (in months)[7]	4	4	2	4	3

1     Investments consist of Federal funds sold, trading securities, available-for-sale securities, held-to-maturity securities, securities purchased under agreements to resell, and loans to other FHLBanks.
2     Net interest margin is net interest income (annualized) divided by average interest-earning assets.
3     On February 22, 2010, the Bank's Board of Directors declared a cash dividend for the fourth quarter of 2009 at an annualized dividend rate of 0.27%. The Bank will record and pay the fourth quarter dividend during the first quarter of 2010.
4     On July 30, 2009, the Bank's Board of Directors declared a cash dividend for the second quarter of 2009 at an annualized dividend rate of 0.84%. The Bank recorded and paid the second quarter dividend during the third quarter of 2009.
5     This ratio is calculated as dividends per share divided by net income per share.
6     This ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes mandatorily redeemable capital stock (which is classified as a liability), but excludes accumulated other comprehensive income.
7     Duration gap is the difference between the estimated durations (market value sensitivity) of assets and liabilities (including the impact of interest rate exchange agreements) and reflects the extent to which estimated maturity and repricing cash flows for assets and liabilities are matched.

Federal Home Loan Bank of San Francisco

The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank's dividend rates and OTTI charges. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "will" and "expects," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and OTTI of investment securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

###

Contact:

Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com